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                                                                     EXHIBIT 1.1

                                  KEVCO, INC.

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)
                                _______________

                             UNDERWRITING AGREEMENT
                             ----------------------

                                  ____________


                                                           _______________, 1996
Rauscher Pierce Refsnes, Inc.
Oppenheimer & Co., Inc.,
  As Representatives of the several
  Underwriters named in Schedule I hereto
c/o Rauscher Pierce Refsnes, Inc.
Cityplace
2711 N. Haskell Avenue, Suite 2400
Dallas, Texas 75204-2936

Dear Sirs:

          Kevco, Inc., a Texas corporation (the "Company"), proposes, subject to the terms and conditions stated in this Underwriting Agreement (this "Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,100,000 shares, and at the election of the Underwriters solely for the purpose of covering over-allotments, up to 315,000 additional shares, of Common Stock, par value $.01 per share ("Stock"), of the Company. The aggregate of 2,100,000 shares to be sold by the Company is herein called the "Firm Shares" and the aggregate of 315,000 additional shares to be sold by the Company is herein called the "Optional Shares." The Firm Shares, and the Optional Shares which the Underwriters elect to purchase pursuant to Section 3 hereof, are herein collectively called the "Shares."

          The parties to this Agreement understand that the Company's operations are currently being conducted through Kevco Texas, Inc., a Texas corporation ("Kevco Texas"). After the date of this Agreement and prior to the First Time of Delivery (as defined in Section 5 hereof), the following transactions will be effected in the order indicated: (a) the shareholders of Kevco Texas will exchange each of their outstanding shares of Kevco Texas Common Stock, par value $.01 per share (the "Kevco Texas Stock"), for one share of Stock (the "Exchange"), (b) immediately after consummation of the Exchange, Kevco Texas will be renamed Kevco Delaware, Inc.
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pursuant to a merger in which Kevco Texas will merge into Kevco Delaware, Inc., a Delaware corporation ("Kevco Delaware"), pursuant to a Plan and Agreement of Merger (the "Merger Agreement") in the form filed as Exhibit 2.2 to the Registration Statement (as defined in Section 1(a) hereof) (the "Merger"), with Kevco Delaware being the surviving corporation of the Merger, and (c) immediately after consummation of the Merger, Kevco Delaware will assign and transfer to Sunbelt Wood Components, Inc., a Delaware corporation ("Sunbelt"), pursuant to a Bill of Sale and General Assignment (the "Bill of Sale") in the form filed as Exhibit 2.3 to such Registration Statement, assets and properties of the Sunbelt Wood Components Division (the "Division") of Kevco Delaware in consideration of the issuance to Kevco Delaware by Sunbelt of shares of Sunbelt common stock and the assumption by Sunbelt of obligations and liabilities of the Division (such assumption to occur pursuant to an Assumption Agreement (the "Assumption Agreement") in the form filed as Exhibit 2.4 to such Registration Statement). The transactions described in the immediately preceding sentence are hereinafter collectively referred to as the "Restructuring." The Merger Agreement, the Bill of Sale and the Assumption Agreement are hereinafter collectively referred to as the "Restructuring Documents." From and after the time of consummation of the Restructuring, each reference in this Agreement to any subsidiary or subsidiaries of the Company shall include Kevco Delaware, as successor by Merger to Kevco Texas, and Sunbelt.

          In addition, prior to the Exchange, Kevco Texas will execute and deliver to its shareholders the "Prior S Corporation Earnings Note" and the "Future S Corporation Earnings Note," as such terms are discussed and defined in the Registration Statement under the caption "Prior S Corporation Status." The Prior S Corporation Earnings Note and the Future S Corporation Earnings Note are referred to collectively in this Agreement as the "S Corporation Notes." The execution and delivery of the S Corporation Notes to the shareholders of Kevco Texas as provided above are referred to in this Agreement as the "S Corporation Distribution."

          1. The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date of this Agreement and as of each Time of Delivery (as defined in Section 5 hereof):

              (a) A registration statement on Form S-1 (File No. 333-11173) in respect of the Firm Shares and Optional Shares has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933,

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    as amended (the "Act"), is hereinafter called a "Preliminary Prospectus";
    the various parts of such registration statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective, each as amended at the time such part of the registration statement became effective, are hereinafter called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

              (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

              (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

              (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is material to the general affairs, management, financial position, stockholders' equity or results of operations of the Company and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock, material change in the short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse

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    change in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

              (e) The Company and its subsidiaries have good and indefeasible title in fee simple to all material real property and good and sufficient title for the use made and proposed to be made of all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

              (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified will not have a material adverse effect on the Company and its subsidiaries considered as a whole; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified will not have a material adverse effect on the Company and its subsidiaries considered as a whole;

              (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than a security interest granted in favor of the lenders under the Credit Agreement dated June 30, 1995, among the Company and NationsBank of Texas, N.A., as Administrative Lender, as amended (the "Credit Agreement");

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              (h) This Agreement has been duly authorized, executed and
    delivered by the Company and constitutes the valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles;

              (i) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and will conform to the description of the Stock contained in the Prospectus;

              (j) The issue and sale of the Shares by the Company, the compliance by the Company with all of the provisions of this Agreement, the consummation of the Restructuring, the S Corporation Distribution and the payment of the S Corporation Notes, and the consummation of the transactions contemplated in this Agreement will not (after considering waivers or consents that have been obtained) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, sale/leaseback agreement or other agreement or instrument (collectively, the "Specified Documents") to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except where such breach or violation will not have a material adverse effect on the Company and its subsidiaries considered as a whole), nor will any such action result in any violation of the provisions of the Articles or Certificate of Incorporation, as amended, or the By-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or government agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or government agency or body is required for the issue and sale of the Shares, the consummation by the Company of the transactions contemplated by this Agreement, the consummation of the Restructuring, the S Corporation Distribution or payment of the S Corporation Notes, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

              (k) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated

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    financial position, stockholders' equity or results of operations of the
    Company and its subsidiaries; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

              (l) The financial statements, including the notes thereto, of the Company and its subsidiaries included in the Registration Statement and Prospectus fairly present the financial condition of the Company and its subsidiaries as of the dates indicated therein and the results of operations and changes in financial position of the Company and its subsidiaries for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The financial statements, including the notes thereto, of Service Supply Systems, Inc. and its subsidiary included in the Registration Statement and Prospectus fairly present the results of operations and changes in financial position of Service Supply Systems, Inc. and its subsidiary for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). Coopers & Lybrand L.L.P., who have audited the financial statements, together with the related schedules and notes, entitled "Kevco, Inc." as of December 31, 1995 and for the year then ended, and Rylander, Clay & Opitz, L.L.P., who have audited the financial statements, together with the related schedules and notes, of Kevco Texas as of December 31, 1994 and for each of the years in the two years ended December 31, 1994, and Rumsey & Huckaby, P.C., who have audited the financial statements, together with the related schedules and notes, of Service Supply Systems, Inc. and its subsidiary for each of the years in the three years ended December 31, 1994, each as filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

              (m) As of the date of this Agreement, the Company does not have any subsidiaries. As of each Time of Delivery, Kevco Delaware and Sunbelt will be wholly-owned subsidiaries, and the only subsidiaries, of the Company;

              (n) The Company and its subsidiaries each owns, or possesses adequate rights to use, all the patents, trademarks, service marks, trade names and copyrights ("Intellectual Property") necessary for the conduct of its business as currently conducted by it, except where the failure to so own or possess the rights to use will not have a material adverse effect on the Company and its subsidiaries considered as a whole. To the knowledge of the Company, none of the activities engaged in by the Company infringes or conflicts with Intellectual Property rights of others;

              (o) The Company and its subsidiaries each owns or possesses all governmental licenses, permits, certificates, consents, orders, approvals and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies (collectively,

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    "Governmental Licenses") necessary to carry on its business as presently conducted, with such exceptions as do not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, considered as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, considered as a whole;

              (p) Except as set forth in the Prospectus, no person has (i) any right to require the Company to register any securities under the Act or
    (ii) the preemptive right to acquire any securities of the Company;

              (q) Neither the Company nor any of its subsidiaries does business with the Government of Cuba or with any person or affiliate located in Cuba, and the Company is not required by Section 517.075, Florida Statutes, to disclose in the Prospectus any information regarding doing business with the Government of Cuba or with any person or affiliate located in Cuba;

              (r) Neither the Company nor any of its subsidiaries is (i) in violation of its Articles or Certificate of Incorporation or By-laws, (ii) in default in the performance or observance of any Specified Document to which it is a party or by which it or any of its properties may be bound or
    (iii) in violation of any applicable statute or any applicable order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of Clauses (ii) and (iii), where such default or violation will not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, considered as a whole;

              (s) The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Stock, are accurate in all material respects;

              (t) The Company is not, and after giving effect to the offering and sale of the Shares, will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

              (u) The Restructuring will be consummated in accordance with applicable law and the terms of the Restructuring Documents prior to the First Time of Delivery; and

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              (v) For federal income tax purposes, (i) neither Kevco Texas nor the Company will recognize gain or loss as a result of the Exchange, (ii) neither Kevco Delaware, Kevco Texas nor the Company will recognize gain or loss as a result of the Merger, (iii) neither Kevco Delaware nor Sunbelt will recognize gain or loss as a result of the transfer of the Division from Kevco Delaware to Sunbelt and (iv) Kevco Texas will recognize no gain or loss as a result of the S Corporation Distribution.

          2. Kevco Texas represents and warrants to, and agrees with, each of the Underwriters that, as of the date of this Agreement:

              (a) Kevco Texas has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, with power and authority (corporate and other) to own its properties and conduct its business, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification, except where the failure to be so qualified will not have a material adverse effect on Kevco Texas;

              (b) The authorized capital stock of Kevco Texas consists of 100,000,000 shares of Common Stock, $.01 par value per share, of which 4,394,500 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Kevco Texas have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the shareholders of Kevco Texas, free and clear of all liens, encumbrances, equities or claims other than the terms of certain shareholder agreements among Kevco Texas and its shareholders that will be terminated in full prior to or upon the consummation of the Exchange. Kevco Texas has no subsidiaries;

              (c) This Agreement has been duly authorized, executed and delivered by Kevco Texas and constitutes the valid and binding agreement of Kevco Texas and is enforceable against Kevco Texas in accordance with its terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles;

              (d) The compliance by Kevco Texas with all of the provisions of this Agreement applicable to it, the consummation of the Restructuring, the S Corporation Distribution and the payment of the S Corporation Notes, and the consummation of the transactions contemplated in this Agreement will not (after considering waivers or consents that have been obtained) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Specified Documents to which Kevco Texas is a party or by which it is bound or to which any of the property or assets of Kevco Texas is subject (except where such breach or violation would not have a material adverse effect on Kevco Texas), nor will any such action result in any violation

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    of the provisions of the Articles of Incorporation, as amended, or the By-
    laws of Kevco Texas or any statute or any order, rule or regulation of any court or government agency or body having jurisdiction over Kevco Texas or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or government agency or body is required for the consummation by Kevco Texas of the transactions contemplated by this Agreement, the consummation of the Restructuring, the S Corporation Distribution or the payment of the S Corporation Notes;

              (e) The financial statements, including the notes thereto, entitled "Kevco, Inc." included in the Registration Statement and Prospectus fairly present the financial condition of Kevco Texas as of the dates indicated therein and the results of operations and changes in financial position of Kevco Texas for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein);

              (f) The representations and warranties of the Company in Sections 1(d), 1(e), 1(k), 1(n), 1(o), 1(p), 1(q), 1(r) and 1(t) of this Agreement are true and correct with respect to Kevco Texas as if each reference in such sections to "the Company" or "the Company and its subsidiaries" or "the Company and its subsidiaries considered as a whole" (or similar language) referred instead to Kevco Texas; and

              (g) The Restructuring will be consummated in accordance with applicable law and the terms of the Restructuring Documents prior to the First Time of Delivery.

          3.  Subject to the terms and conditions set forth in this Agreement,
(a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $________, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares to cover over-allotments in the sale of the Firm Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause
(a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Shares which all of the Underwriters are entitled to purchase hereunder.

          The Company hereby grants to the Underwriters the right to purchase at their election up to 315,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for

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the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional
Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

          4. Upon the authorization by you of the release of the Firm Shares and, if applicable, the Optional Shares, the several Underwriters propose to offer the Firm Shares and, if applicable, the Optional Shares, for sale upon the terms and conditions set forth in the Prospectus.

          5. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Rauscher Pierce Refsnes, Inc. may request upon at least 48 hours' prior notice to the Company, shall be delivered by or on behalf of the Company to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks or wire transfer, payable to the order of the Company in same day funds, or by payment in such other manner as shall be agreed to in writing by the Company and Rauscher Pierce Refsnes, Inc., all at the offices of Rauscher Pierce Refsnes, Inc. in Dallas, Texas. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:00 a.m., Dallas time, on ___________________, 1996, or at such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:00 a.m., Dallas time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Optional Shares, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

          If registration of any certificate shall be requested in a name other than that of an Underwriter, there shall be delivered to ChaseMellon Shareholder Services, L.L.C. ("Chase Shareholder Services") a transfer application in form acceptable to Chase Shareholder Services with respect to the person in whose name registration of such certificate is so requested. The certificates representing the Shares will be made available for checking and packaging at least 24 hours prior to the Time of Delivery with respect thereto at such place as is designated by Rauscher Pierce Refsnes, Inc.

          If certificates in temporary form are issued, the Company agrees to cause definitive certificates to be prepared as soon as practicable following the Time of Delivery. After the preparation of definitive certificates, the temporary certificates shall be exchangeable for definitive certificates upon surrender of the temporary certificates, without charge to the holder thereof. Until so exchanged, the Company agrees that the temporary certificates shall in all respects be entitled to the same benefits as the definitive certificates.

          6.  The Company agrees with each of the Underwriters:

             (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, to use promptly its best efforts to obtain the withdrawal of such order;

             (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

             (c) To furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of the issue of the Prospectus in connection with the offering or sale of the Shares and if at such time either (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or (ii) if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

             (d) To make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the "effective date of the Registration Statement" (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

             (e) (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the effective date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of Stock or other securities which are substantially similar to the Stock or which are convertible into or exchangeable for Stock or other securities which are substantially similar to the Stock, without your prior written consent (other than pursuant to stock option plans existing on the date of this Agreement); and (ii) that it will use its reasonable efforts to cause each person who has entered into a Lock-up Agreement (as hereinafter defined) to comply therewith, and will not grant any waivers or consents to non-compliance therewith and will otherwise enforce its rights under each such agreement, in each case unless and to the extent that it shall have obtained your prior written consent;

             (f) During a period of five years from the effective date of the Registration Statement, to furnish to you, upon request, copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you, upon request, copies of any reports and financial statements furnished to or filed with the Commission, the Nasdaq National Market or any national securities exchange on which any class of securities of the Company is listed;

             (g) To use the net proceeds received by it from the sales of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds" ;

             (h) To use commercially reasonable efforts to have the Shares accepted for quotation on the Nasdaq National Market; and

             (i) To cause the Restructuring to be consummated in accordance with applicable law and the terms of the Restructuring Documents prior to the First Time of Delivery.

          7. The Company covenants and agrees with the several Underwriters that, except as provided below, the Company will pay or cause to be paid all costs and expenses incident to the performance of the Company's obligations hereunder including: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with including the Shares in the Nasdaq National Market; (v) the filing fees and the fees and disbursements of counsel for the Underwriters incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates;
(vii) the cost and charges of any transfer agent or registrar; (viii) the printing of internal sales materials; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that the Company shall bear the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement and that, except as provided in this Section, Section 9 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

          8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct in all material respects (except that such phrase "in all material respects" shall be disregarded to the extent any such representation or warranty is qualified by "material," "material adverse change" or any similar phrase), the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b) The Restructuring Documents shall have been duly authorized, executed and delivered by the respective parties thereto, and the Restructuring shall have been consummated in accordance with applicable law and the terms of the Restructuring Documents;

          (c) Strasburger & Price, L.L.P., counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (d) Jackson & Walker, L.L.P., counsel for the Company and Kevco Texas, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

              (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

              (ii) The Company has an authorized capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and the Shares being delivered at such Time of Delivery have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

              (iii) The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction set forth in such opinion;

              (iv) The Restructuring Documents have been duly authorized, executed and delivered by the respective parties thereto, and such Restructuring Documents constitute the valid and binding agreements of the respective parties thereto enforceable against such parties in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. The Exchange has been consummated and the Merger has become effective. The S Corporation Distribution has been duly authorized by all necessary corporate action on the part of Kevco Texas;

              (v) Each subsidiary of the Company listed on Exhibit A has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction listed across from its name on Exhibit A under the heading Jurisdiction of Foreign Qualification; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and such shares are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than a security interest granted in favor of the lenders under the Credit Agreement;

              (vi) To such counsel's actual knowledge, and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to such counsel's actual knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others except as described in the Prospectus;

              (vii) This Agreement has been duly authorized, executed and delivered by the Company and Kevco Texas and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company and Kevco Texas enforceable against the Company and Kevco Texas in accordance with its terms, except insofar as indemnification or contribution provisions may be limited by applicable law, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles;

              (viii) The issue and sale to you of the Shares being delivered at such Time of Delivery by the Company in accordance with and upon the terms and conditions set forth herein, the compliance by the Company with all of the provisions of this Agreement, the consummation of the Restructuring, the S Corporation Distribution and the payment of the S Corporation Notes, and the consummation of the transactions contemplated in this Agreement do not and will not (after considering waivers or consents that have been obtained) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Specified Document known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles or Certificate of Incorporation or By-laws of the Company or any of its subsidiaries or the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties that are typically applicable to transactions similar to those contemplated by this Agreement, the Restructuring or the S Corporation Distribution, as applicable, except for such violations that would not have a material adverse effect on the financial condition or the results of operation of the Company and its subsidiaries considered as a whole;

            (ix) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, the consummation of the Restructuring, the S Corporation Distribution or the payment of the S Corporation Notes, except the registration under the Act of the Shares, such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, and the filing of merger certificates with the appropriate government officials with respect to the Merger;

              (x) Neither the Company nor any of its subsidiaries is (i) to the actual knowledge of such counsel, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any Specified Document to which it is a party or by which it or any of its properties may be bound or (ii) in violation of any applicable statute or any applicable order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations in the case of Clause (ii) that would not have a material adverse effect on the financial condition or the results of operation of the Company and its subsidiaries considered as a whole;

              (xi) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

              (xii) To the actual knowledge of such counsel, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, considered as a whole;

              (xiii) The Registration Statement was declared effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission; and

              (xiv) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder. Such counsel shall further state that it has participated in the preparation of the Registration Statement and the Prospectus and meetings with members of management of the Company and its independent certified public accountants relating to the Registration Statement and the Prospectus, and although such counsel has not verified the accuracy or completeness of the information contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which has caused it to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

              In rendering such opinion, (i) such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of Texas, the General Corporation Law of the State of Delaware, and the federal laws of the United States and (ii) may rely as to matters of fact upon certificates of officers of the Company and its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such officers' certificates;

              (e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:00 a.m., Dallas, Texas time on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Coopers & Lybrand L.L.P. shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

              (f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock (other than issuances of stock upon the exercise of stock options which were outstanding on the date of the latest balance sheet included in the Prospectus), short-term or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the

    Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (g) On or after the date hereof through such Time of Delivery there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iii) in your judgment makes it impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated by the Prospectus;

          (h) The Shares to be sold by the Company at such Time of Delivery shall have been duly accepted, subject to notice of issuance, for quotation on the Nasdaq National Market;

          (i) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery (it being agreed that for purposes of any such certificate, each reference in such representations and warranties of the Company to any subsidiary or subsidiaries of the Company shall include Kevco Delaware, as successor by Merger to Kevco Texas, and Sunbelt), as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request; and

          (j) On or prior to the First Time of Delivery, the directors and executive officers of the Company, and all shareholders of the Company immediately after the Exchange (other than James W. Kimmel with respect to 4,834 shares of Stock), shall have each entered into a Lock-up Agreement (a "Lock-up Agreement") with the Underwriters on terms satisfactory to you pursuant to which such parties agree that, during the period beginning from the date stated in such Lock-Up Agreements and continuing to and including the date 180 days after the date of the Prospectus, they shall not, without your prior written consent, offer, sell, contract to sell or otherwise dispose of any Stock or other securities which are substantially similar to the Stock or which are convertible into or exchangeable for Stock or other securities which are substantially similar to the Stock (other than pursuant to bona fide gifts to persons who agree in writing with you to be bound by the terms of such agreement or as otherwise allowed by the terms of such Lock-Up Agreements).

          9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein.

              (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

              (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the threat or commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the threat or commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party may not effect any compromise or settlement of any claim or action against an indemnified party without the indemnified party's consent unless such compromise or settlement releases and fully satisfies such claim or action against such indemnified party, but if the indemnified party withholds any such required consent, the indemnifying party's liability to indemnify the indemnified party shall be limited to the amount for which the indemnifying party would have been liable had the consent been obtained.

          (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection
(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

              (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

          10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

              (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

              (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          11. The respective indemnities, agreements, representations, warranties and other statements of the Company, Kevco Texas and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, or Kevco Texas or any officer or director or controlling person of Kevco Texas, and shall survive delivery of and payment for the Shares.

          12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not be under any liability to any Underwriter except as provided in Section 7 and Section 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Section 7 and Section 9 hereof.

          13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Rauscher Pierce Refsnes, Inc. on behalf of you as the Representatives.

          All statements, requests, notices, and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Rauscher Pierce Refsnes, Inc. at Cityplace, 2711 N. Haskell Avenue, Suite 2500, Dallas, Texas 75204-2936, Facsimile No.: (214) 989-1592, Attention: Corporate Syndicate Department; and if to the Company or Kevco Texas shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, or to Facsimile No.: (817) 332-2765, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex or facsimile constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

          14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and Kevco Texas and, to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

          15. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

          16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

          17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          18. Kevco Texas has requested that the Restructuring be done in connection with the public offering contemplated by this Agreement but does not intend to effect the Restructuring until after the execution of this Agreement. Kevco Texas will benefit directly or indirectly from the sale of Shares provided for herein. The Underwriters are willing to enter into this Agreement and to permit the Restructuring provided that Kevco Texas joins in this Agreement for the purposes set forth in Section 2 of this Agreement and guarantees the payment and performance of the Company's obligations and liabilities under this Agreement. In consideration of the foregoing, Kevco Texas hereby irrevocably and unconditionally guarantees the prompt payment and performance of all of the obligations and liabilities of the Company provided for in or arising pursuant to this Agreement, including, without limitation, the obligations and liabilities of the

Company provided for in or arising pursuant to Sections 1, 3, 5, 6, 7, 9 and 12 of this Agreement.

          If the foregoing is in accordance with your understanding, please sign and return to us _____ counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company and Kevco Texas. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                    Very truly yours,

                                    KEVCO, INC.


                                    By:
                                         ----------------------------
                                         Name:
                                              -----------------------
                                         Title:
                                               ----------------------


                                    KEVCO TEXAS, INC.


                                    By:
                                         ----------------------------
                                         Name:
                                              -----------------------
                                         Title:
                                               ----------------------



Accepted as of the date hereof:

RAUSCHER PIERCE REFSNES, INC.
OPPENHEIMER & CO., INC.


By:
   ----------------------------------
     (Rauscher Pierce Refsnes, Inc.)

On behalf of each of the Underwriters

                                   SCHEDULE I

                                                   NUMBER OF
                                                    OPTIONAL
                                     TOTAL        SHARES TO BE
                                   NUMBER OF      PURCHASED IF
                                     FIRM            MAXIMUM
                                  SHARES TO BE        OPTION
UNDERWRITER                        PURCHASED         EXERCISED
-----------                        ---------         ---------

Rauscher Pierce Refsnes, Inc. ...
Oppenheimer & Co., Inc. .........
[NAMES OF OTHER UNDERWRITERS]....



      Total .....................  2,100,000            315,000
                                   =========            =======

                                                                         ANNEX I

          Pursuant to Section 8(e) of the Underwriting Agreement, Coopers & Lybrand L.L.P. shall furnish letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter;

          (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

              (A) any unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows as of dates or for periods beginning after December 31, 1994, included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus;

              (B) any other unaudited income statement data and balance sheet items for the periods or as of the dates referred to in Clause (A) above included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

              (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements as of dates or for periods beginning after December 31, 1994, and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

              (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

              (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or net assets or other items specified by the representatives of the Underwriters (the "Representatives") or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus; except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

              (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (iv) In addition to the audit referred to in their report included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries or other specified materials, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries or other specified materials and have found them to be in agreement.

                                   EXHIBIT A


CORPORATE                   JURISDICTION OF     JURISDICTION OF
SUBSIDIARIES                 INCORPORATION   FOREIGN QUALIFICATION
--------------------------  ---------------  ---------------------

1)  Kevco Delaware, Inc.    Delaware         Alabama
                                             Arizona
                                             California
                                             Colorado
                                             Florida
                                             Georgia
                                             Idaho
                                             Indiana
                                             Kansas
                                             Minnesota
                                             North Carolina
                                             Oregon
                                             Pennsylvania
                                             Tennessee
                                             Texas

2)  Sunbelt Wood Components,
      Inc.                   Delaware        Alabama
                                             Georgia
                                             Texas

                                      E-1